Inforte Corp. Announces Second Quarter Results, Experiences Four-Fold Increase in Customer Analytics Year OverYear

CHICAGO, July 26, 2006 /PRNewswire-FirstCall/ — Inforte Corp. (Nasdaq: INFT) announced today that revenue for the quarter ending June 30, 2006 was $10.5 million. Net revenue, which is revenue less reimbursements, was $9.6 million. Diluted earnings per share (EPS) were four cents compared to three cents last quarter.

Steve Mack, Inforte’s chief executive officer and president, commented, “Over the last year and particularly this quarter we have seen our customer analytics business grow significantly. It has increased more than four fold in the year, which reinforces our belief that it will be a major part of our growth strategy.”

Actual earnings results for the quarter ending June 30, 2006, and financial highlights, are as follows:

•	Net income for the quarter was $420,000 compared to $328,000 last quarter.
•	Net income as a percentage of net revenue was 4.4 percent compared to 3.3 percent last quarter.
•	Operating income for the quarter increased to $443,000 compared to $362,000 last quarter.
•	Operating income as percentage of net revenue was 4.6 percent, compared to 3.6 percent in the first quarter of the year.
•	Gross income as a percentage of net revenue was 43.2 percent.
•	Cash flow from operations for the quarter was positive.
•	As of June 30, 2006, cash and marketable securities were $29.8 million.
•	Consultant utilization was 63 percent.
•	Annualized quarterly net revenue per consultant and net revenue per employee were $215,000 and $171,000 respectively.
•	At the end of the quarter there were 238 employees in total, 192 of which were billable.

Last quarter’s figures include the expense related to the chief executive officer transition, the detail for which can be found in the first quarter press release and 10Q.

Net revenue guidance for the next quarter is set at a range of $8.8 million to $9.8 million and EPS guidance is set at a range of negative three cents to three cents.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte’s ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients’ expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; (vii) integrate acquired businesses; (viii) grow new areas of its business, such as business intelligence and managed analytics; and (ix) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte helps companies acquire, develop and retain profitable customers with a unique combination of strategic, analytic and technology deployment services. Our approach enables clients to improve their understanding of customer behavior; successfully apply this insight to customer interactions; and continually analyze and fine-tune their strategies and tactics. Founded in 1993, Inforte is headquartered in Chicago with offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; Los Angeles; London; San Francisco; and Washington, D.C. For more information, call 800.340.0200 or visit www.inforte.com. www.inforte.com.

CONTACT:   kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the July 26, 2006, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.

CONSOLIDATED STATEMENTS OF OPERATIONS
(000‘s, except per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Revenue before reimbursements
(net revenue)	$9,794	$9,573	$18,449	$19,526
Reimbursements	1,099	889	1,990	1,886

Total revenues	10,893	10,462	20,439	21,412
Cost of services:
Project personnel and related expenses	5,321	5,442	11,080	10,787
Reimbursed expenses	1,099	889	1,990	1,886

Total cost of services	6,420	6,331	13,070	12,673

Gross profit	4,473	4,131	7,369	8,739
Other operating expenses:
Sales and marketing	691	554	1,304	1,226
Recruiting, retention and training	262	471	461	844
Management and administrative	2,958	2,663	6,594	5,864

Total other operating expenses	3,911	3,688	8,359	7,934

Operating income (loss)	562	443	(990)	805
Loss on investment in affiliate	--	(61)	--	(136)
Interest income, net and other	196	344	457	624

Income (loss) before income tax	758	726	(533)	1,293
Income tax expense (benefit)	304	306	(217)	544

Net income (loss)	$454	$420	$(316)	$749

Earnings per share:
-Basic	$0.04	$0.04	$(0.03)	$0.06
-Diluted	$0.04	$0.04	$(0.03)	$0.06
Weighted average common shares outstanding:
-Basic	11,234	11,363	11,184	11,323
-Diluted	11,711	11,687	11,184	11,725
Expenses as a percentage of net revenue
Project personnel and related expenses	54.3%	56.8%	60.1%	55.2%
Sales and marketing	7.1%	5.8%	7.1%	6.3%
Recruiting, retention, and training	2.7%	4.9%	2.5%	4.3%
Management and administrative	30.2%	27.8%	35.7%	30.0%
Income tax rate	40.1%	42.2%	40.7%	42.1%
Margins
Gross income		43.2%	39.9%	44.8%
Operating income		4.6%	-5.4%	4.1%
Pretax income		7.6%	-2.9%	6.6%
Net income		4.4%	-1.7%	3.8%
Year-over-year change
Net revenue		-2%		6%
Gross income		-8%		19%
Operating income		-21%		--
Pretax income		-4%		--
Net income		-7%		--
Diluted EPS		0%		--

NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (1)
STATEMENTS OF OPERATIONS
(000‘s, except per share data)

SIX MONTHS ENDED June 30, 2005
(Unaudited)
Operating income (loss)	(990)
Tender offer related charges	1,316
Termination of employment charges	--
Loss on investment in affiliate	--
Interest income, net and other	457

Non-GAAP income before income tax	783
Non-GAAP income tax expense	304

Non-GAAP net income	$479
Non-GAAP earnings per share:
-Basic	$0.04
-Diluted	$0.04
Weighted average common shares outstanding:
-Basic	11,184
-Diluted	11,459
Non-GAAP margins as a percentage of net revenue:
Pretax income	4.2%
Net income	2.6%

(1)	The Non-GAAP supplemental information shows results excluding the impact of the capital restructuring in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash; (ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. Of the total expense of $1,316, $292 was charged to Project personnel and related expenses, $119 was charged to sales and marketing, $8 was charged to recruiting, retention and training and $897 was charged to the management and administrative line of the Consolidated Statement of Operations. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

INFORTE CORP.
CONSOLIDATED BALANCE SHEETS
(000‘s)

	JUNE 30, 2005	SEPT 30, 2005	DEC 31, 2005	MAR 31, 2006	JUNE 30, 2006
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,471	$12,107	$10,353	$12,217	$10,569
Short-term marketable securities	20,022	18,996	22,591	17,844	19,266
Accounts receivable	7,875	8,707	8,460	8,078	7,683
Allowance for doubtful accounts	(450)	(450)	(400)	(400)	(400)

Accounts receivable, net	7,425	8,257	8,060	7,678	7,283
Note receivable from affiliate	50	429	684	1,122	1,537
Prepaid expenses and other current assets	1,162	1,066	1,023	1,211	1,147
Interest receivable on investment securities	261	204	199	164	133
Deferred income taxes	1,053	1,073	484	371	351
Income taxes recoverable	1,013	218	124	124	13

Total current assets	40,457	42,350	43,518	40,731	40,299
Computers, purchased software and property	2,602	2,111	1,862	1,865	2,303
Less accumulated depreciation and amortization	1,754	1,091	881	805	893

Computers, purchased software and property, net	848	1,020	981	1,060	1,410
Long-term marketable securities	3,543	492	--	--	--
Intangible assets	--	64	42	27	14
Goodwill	11,726	14,307	15,238	15,238	15,126
Deferred income taxes	1,495	1,565	2,758	2,754	2,748
Investment in affiliate	2,000	1,924	1,857	1,783	1,721

Total assets	$60,069	$61,722	$64,394	$61,593	$61,318

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$413	$666	$357	$406	$1,152
Income taxes payable	260	359	920	992	306
Accrued expenses	2,890	3,012	3,595	3,850	3,195
Accrued loss on disposal of leased property	1,492	1,106	845	635	486
Current portion of deferred acquisition payment	3,150	3,650	3,650	500	500
Dividends declared	--	--	--	--	--
Deferred revenue	1,166	1,084	1,679	1,456	1,197

Total current liabilities	9,371	9,877	11,046	7,839	6,836
Non current liabilities:
Non-current portion of deferred acquisition payment	--	500	1,500	1,500	1,500
Stockholders' equity:
Common stock, $0.001 par value
authorized- 50,000,000 shares; issued and
outstanding (net of treasury stock)- 11,853,576 as
of Jun. 30, 2006	12	12	13	12	12
Additional paid-in capital	74,170	74,168	74,204	74,204	74,146
Cost of common stock in treasury (2,720,823 shares as
of Jun. 30, 2006)	(24,997)	(24,997)	(24,997)	(24,997)	(24,997)
Stock-based compensation	823	1,011	1,265	1,257	1,341
Retained earnings	454	999	1,307	1,636	2,056
Accumulated other comprehensive income	236	152	56	142	424

Total stockholders' equity	50,698	51,345	51,848	52,254	52,982

Total liabilities and stockholders' equity	$60,069	$61,722	$64,394	$61,593	$61,318

Total cash and marketable securities	$33,036	$31,595	$32,944	$30,061	$29,835

INFORTE CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(000‘s)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2005	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$454	$420	$(316)	$749
Adjustments to reconcile net income to net
cash provided by (used in) operating
activities:
Depreciation and amortization	302	242	686	470
Loss on investment in affiliate	--	61	--	136
Stock-based compensation	238	14	642	6
Deferred income taxes	242	(5)	321	112
Accounts receivable	(1,115)	395	(384)	777
Prepaid expenses and other current assets	139	63	(166)	(109)
Accounts payable	(297)	298	(343)	347
Income taxes	141	(422)	(1,037)	(350)
Accrued expenses and other	282	(805)	(260)	(760)
Deferred revenue	81	(259)	(501)	(482)

Net cash provided by (used in) operating
activities	467	2	(1,358)	896
Cash flows from investing activities
Acquisition of Compendit, net of cash	--	--	(3,150)	(3,150)
Note receivable from affiliate	(50)	(382)	(50)	(803)
Investment in affiliate	(2,000)	--	(2,000)	--
(Increase) Decrease in marketable securities	6,375	(1,492)	12,734	3,246
Purchases of property and equipment	(25)	(109)	(162)	(365)

Net cash provided by (used in) investing
activities	4,300	(1,983)	7,372	(1,072)
Cash flows from financing activities
Proceeds from stock option and purchase
plans	156	--	202	--
Dividends	(17,375)	--	(17,375)	--

Net cash used in financing activities	(17,219)	--	(17,173)	--

Effect of changes in exchange rates on cash	(118)	333	(187)	392
Increase (decrease) in cash and cash
equivalents	(12,570)	(1,648)	(11,346)	216
Cash and cash equivalents, beg. of period	22,041	12,217	20,817	10,353

Cash and cash equivalents, end of period	$9,471	$10,569	$9,471	$10,569